UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 16, 2015

DAVITA HEALTHCARE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(303) 405-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to Vote of Security Holders.

On June 16, 2015, the Company held its annual meeting of stockholders in Denver, Colorado. Represented in person or by proxy at the annual meeting were 187,355,697 shares of the Company’s common stock, or 87.17% of its outstanding shares of common stock. The results of matters submitted to a stockholder vote at the annual meeting are as follows:

Item 1.	Election of Directors.

Nine board nominees for directors were elected by a majority of the votes cast for a term of one year or until their successors are duly elected and qualified. The voting results are as follows:

Name of Nominee	For	Against	Abstain	Broker non-votes
Pamela M. Arway	172,297,435	1,135,098	519,681	13,403,483
Charles G. Berg	172,404,784	1,031,369	516,061	13,403,483
Carol Anthony (“John”) Davidson	173,157,612	274,306	520,296	13,403,483
Paul J. Diaz	128,031,092	45,383,979	537,143	13,403,483
Peter T. Grauer	170,138,456	3,297,494	516,264	13,403,483
John M. Nehra	171,896,558	1,539,373	516,283	13,403,483
William L. Roper	172,548,956	888,039	515,219	13,403,483
Kent J. Thiry	168,774,312	4,044,484	1,133,418	13,403,483
Roger J. Valine	172,129,506	1,306,489	516,219	13,403,483

Item 2.	Ratification of appointment of independent registered public accounting firm.

The stockholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for 2015. The voting results are as follows:

For	Against	Abstain
185,844,845	1,001,723	509,129

Item 3.	Advisory vote on executive compensation.

The proposal received the vote of a majority of the shares represented and entitled to vote at the meeting. The voting results are as follows:

For	Against	Abstain	Broker non-votes
166,663,724	6,103,895	1,184,595	13,403,483

Item 4.	Stockholder proposal regarding proxy access.

The proposal received the vote of less than a majority of the shares represented and entitled to vote at the meeting. The voting results are as follows:

For	Against	Abstain	Broker non-votes
75,357,905	97,208,746	1,385,563	13,403,483

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA HEALTHCARE PARTNERS INC.

Date: June 19, 2015	By:	/s/ Martha Ha
Martha Ha
Corporate Secretary